DEC TABLES REPORT

Deal: MAST0307E    Bond Name: 5A1

Date	5A1	5A1	5A1	5A1	5A1
0	100	325	400	500

7/25/2003	100	100	100	100	100
7/25/2004	99	97	93	92	90
7/25/2005	97	92	79	75	70
7/25/2006	96	85	62	56	48
7/25/2007	95	78	49	41	32
7/25/2008	93	72	38	30	21
7/25/2009	91	67	30	22	14
7/25/2010	90	61	23	16	9
7/25/2011	88	56	18	12	6
7/25/2012	86	52	14	9	4
7/25/2013	84	47	11	6	3
7/25/2014	81	43	9	5	2
7/25/2015	79	39	7	3	1
7/25/2016	76	36	5	3	1
7/25/2017	74	33	4	2	1
7/25/2018	71	29	3	1	*
7/25/2019	68	26	2	1	*
7/25/2020	64	24	2	1	*
7/25/2021	61	21	1	1	*
7/25/2022	57	19	1	*	*
7/25/2023	53	16	1	*	*
7/25/2024	49	14	1	*	*
7/25/2025	45	12	*	*	*
7/25/2026	40	10	*	*	*
7/25/2027	35	8	*	*	*
7/25/2028	30	7	*	*	*
7/25/2029	25	5	*	*	*
7/25/2030	19	4	*	*	*
7/25/2031	13	2	*	*	*
7/25/2032	6	1	*	*	*
7/25/2033	0	0	0	0	0
7/25/2034	0	0	0	0	0
7/25/2035	0	0	0	0	0
7/25/2036	0	0	0	0	0
7/25/2037	0	0	0	0	0
7/25/2038	0	0	0	0	0
7/25/2039	0	0	0	0	0
7/25/2040	0	0	0	0	0
7/25/2041	0	0	0	0	0
7/25/2042	0	0	0	0	0
7/25/2043	0	0	0	0	0
Average Life(Years)	19.17	11.10	5.08	4.27	3.54
Average Life(Years)	19.1710034302	11.1043043143	5.07544164804.27249557673.5367433069

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.